UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 28, 2006

SMART Modular Technologies (WWH), Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-51771	20-2509518
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4211 Starboard Drive, Fremont, California		94538
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-623-1231

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2006, the Board of Directors of SMART Modular Technologies (WWH), Inc. (the "Company" or "SMART") promoted its Chief Financial Officer, Jack A. Pacheco, to Senior Vice President from Vice President.

In addition, as part of its periodic review of executive compensation, the Board of Directors approved an increase in the annual base salary payable to each of the Company’s executive officers as follows: Iain MacKenzie, President and Chief Executive Officer, an increase to $350,000; Jack A. Pacheco, Senior Vice President and Chief Financial Officer, an increase to $250,000; Wayne Eisenberg, Vice President – Worldwide Sales, an increase to $190,000; Mohana Krishnan, Vice President – Worldwide Operations, an increase to $185,000; Alan Marten, Vice President & General Manager – Memory Business Unit, an increase to $195,000; and Michael Rubino, Vice President – Engineering, an increase to $178,500.

Executive officers remain eligible for quarterly and year-end performance bonuses, and the target bonus percentage for each executive officer remains unchanged. Actual bonuses paid are based on the Company’s earnings performance and other criteria.

Item 2.02 Results of Operations and Financial Condition.

On September 28, 2006, SMART Modular Technologies (WWH), Inc. (the "Company" or "SMART") issued a press release announcing its results of operations for its fourth quarter and full fiscal year ended August 25, 2006. A copy of the press release is attached as Exhibit 99 to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

The information in this Current Report on Form 8-K with respect to Item 2.02 and the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART Modular Technologies (WWH), Inc.

September 28, 2006	By:	/s/ Jack A. Pacheco

Name: Jack A. Pacheco
Title: Senior Vice President and CFO

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Exhibit Index

Exhibit No.	Description

99	Earnings press release dated September 28, 2006